UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

Elite Data Services, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4447 N Central Expressway Suite 110-135 Dallas, TX 75205
(Address of principal executive offices)

(972) 885-3981
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s recent Annual Reports on Form 10-K, and the Company’s recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2015, the Elite Data Services, Inc. (hereafter the “Company”) acquired a distributor license to operate gaming machines on select cities in Honduras and Roatan, the largest of the bay islands. Pursuantly, the Company entered into a Securities Purchase Agreement (hereafter the “Agreement”) and Promissory Note (hereafter the “Note”) with H y H Investments, S.A. (hereafter the “Seller”) to acquire all of the capital stock of El Mar Muerto Beauty Mineral, Sociedad Anonima (hereafter “EMBM”) a Honduras corporation, whose sole assets consist of a license to operate a total of one Hundred and Sixty (160) gaming machines in two cities on the Honduras mainland and One Hundred and Sixty (160) slot machines in the bay island of Roatan. Pursuant to the Note, the Company was required to tender One Hundred Thousand Dollars ($100,000) as a non-refundable cash payment with Nine Hundred Thousand Dollars ($900,000) payable on or before April 6, 2016 in the form of cash or shares of common stock of the Company to be determined at the average closing price for the five trading days immediately preceding April 6, 2016, at the Seller’s option. The remaining balance of Nine Million Dollars ($9,000,0000) payable under the note will be paid Two Million Five Hundred Thousand Dollars ($2,500,000) per year thereafter through March 31, 2021 by either cash payments or out of the revenues received EMBM during this time, at an amount equal to Twenty Five (25%) percent of the net revenues of EMBM. In the event the Seller has not received the full amount due on or before March 31, 2021, such amount due pursuant to the Note may be payable via the issuance of shares of common stock of the Company, at the average closing price of the common stock of the Company for the five trading days immediately preceding March 31, 2021 as reported by the principal market or exchange for such common stock pursuant to the Seller’s option. Under the Note, the Company may repurchase shares provided to the Seller as payment if Seller’s permits. As conditions to purchase, until the final balance has been paid, Seller will be permitted to retain twenty-five (25) gaming machines in the municipality of Roatan and will be permitted to negotiate online gaming distribution rights once and if the appropriate approvals have been granted. This Agreement supersedes and replaces that certain Purchase Option Agreement and amendments dated dated November 30, 2014, between the Company and H y H, which is deemed null and void. So long as the Company fulfills the conditions to purchase, the Seller shall waive applicable interest payments of 3.85% per annum due and payable in monthly installments.

The foregoing description of the terms of the Securities Purchase Agreement and Promissory Note is qualified in its entirety by reference to the provisions of the agreement filed to this report as Exhibit 10.42 and 10.43, respectively, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.42	Securities Purchase Agreement between Elite Data Services, Inc. and H y H Investments, S.A. dated April 4, 2015
10.43	Promissory Note between Elite Data Services, Inc. and H y H Investments, S.A. dated April 4, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE DATA SERVICES, INC.

Dated: April 9, 2015	By:	/s/ Sarah Myers
Sarah Myers, President